UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2013

 Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Advanced Memory Development Agreement with Elpida

Effective as of April 1, 2013, we amended the collaborative development program (CDP) agreement that we had entered into with Elpida Memory, Inc. (Elpida) in May 2008 to develop and improve certain advanced memory products. Prior to this amendment the Elpida agreement was supplemented and/or amended in August 2008, January 2009, May 2009, July 2010 and December 2012.

As amended, the period for the development activities under the CDP will be extended through September 30, 2013.  For such extended period, in exchange for the payment of additional fees to us, Elpida will retain its exclusive collaboration license in certain fields.  We agreed in the amendment to provide Elpida with services and resources commensurate in scope with the services and resources previously provided to Elpida under the CDP in exchange for fees (which include fees for the services of our personnel, a subscription to our proprietary HPC platform and the license for the associated software for the extended development period).

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q as required by SEC rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

April 17, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer